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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERICAN RESIDENTIAL INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland (State of Incorporation)	33-0741174 (I.R.S. Employer Identification No.)
10421 Wateridge Circle, Suite 250 San Diego, California (Address of Principal Executive Offices)	92121 (Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value	American Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

        Securities Act registration statement file number to which this form relates:

        333-33679

        Securities to be registered pursuant to Section 12(g) of the Act:

        Not applicable

Item 1. Description of Registrant's Securities to be Registered

        The information contained under the heading "Description of Capital Stock" in the Registration Statement on Form S-11 (No. 333-33679) of American Residential Investment Trust, Inc. (the "Company") is hereby incorporated by reference.

Item 2. Exhibits

        Not applicable.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

        Date: January 27, 2003

American Residential Investment Trust, Inc.
By:	/s/ JAY FULLER Jay Fuller President

EXHIBIT INDEX

        None.

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